Exhibit 99.1

Terns Pharmaceuticals Reports Second Quarter 2022 Financial Results and Corporate Highlights

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TERN-701 (allosteric BCR-ABL inhibitor) advances into Phase 1 trial for CML in China

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IND-enabling activities for TERN-601 (GLP-1R agonist) remain on track; Phase 1 obesity trial initiation expected in 2023

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Initiated dosing of TERN-501 (THR-β agonist) Phase 2a DUET combo clinical trial for NASH; top-line data expected in second half of 2023

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Cash and equivalents of $140 million provides runway into 2025, supporting three expected clinical trial readouts across three product candidates and three indications

FOSTER CITY, Calif., August 8, 2022 – Terns Pharmaceuticals, Inc. (“Terns” or the “Company”) (Nasdaq: TERN), a clinical-stage biopharmaceutical company developing a portfolio of small-molecule product candidates to address serious diseases, including oncology, obesity and non-alcoholic steatohepatitis (NASH), today reported financial results for the second quarter ended June 30, 2022 and corporate highlights.

“During the second quarter, Terns saw significant progress in advancing three of our internally discovered, small-molecule product candidates towards key clinical readouts in chronic myeloid leukemia, obesity and NASH,” said Sen Sundaram, chief executive officer at Terns. “We look forward to assessing the differentiation of these three product candidates, each of which target clinically validated mechanisms of action.”

Recent Developments and Anticipated Milestones

TERN-701: Oral, allosteric BCR-ABL tyrosine kinase inhibitor (TKI) for chronic myeloid leukemia

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In May 2022, Hansoh Pharmaceutical Group Company Limited (Hansoh) initiated dosing of TERN-701 in a Phase 1 dose-escalation and dose-expansion trial in approximately 100 patients with CML (NCT05367700)
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The objectives of this trial are to evaluate the tolerability, efficacy, and pharmacokinetics of TERN-701 in CML
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TERN-701 is Terns’ proprietary, allosteric BCR-ABL TKI, designed to target the ABL myristoyl pocket, for the treatment of chronic myeloid leukemia (CML)
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TERN-701 aims to address limitations of the only FDA-approved allosteric BCR-ABL TKI with the goal of achieving improved tumor suppression through a combination of: (1) potent activity against CML including a broad range of mutations, (2) improved PK to enable potential once-daily dosing, and (3) minimal food or fasting requirements
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TERN-701 is out-licensed to Hansoh for development in the greater China region. Hansoh is responsible for all development costs in China, including the ongoing Phase 1 trial
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Terns retains all worldwide development and commercialization rights outside of greater China, as well as access to data generated by Hansoh in China
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Terns is exploring options for the development and commercialization of TERN-701 outside of China, including potential internal development and/or additional strategic partnerships

TERN-601: Oral, small-molecule glucagon-like peptide-1 (GLP-1) receptor agonist for obesity

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IND-enabling activities for TERN-601, Terns’ lead GLP-1R development candidate, are proceeding on-track with the goal of initiating a first-in-human clinical trial in 2023
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The Phase 1 clinical program for TERN-601 is expected to include a single ascending dose trial and a multiple ascending dose proof-of-concept trial assessing potential endpoints such as body weight and HbA1c
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TERN-601 is a Terns’ proprietary orally-administered small-molecule glucagon-like peptide-1 receptor (GLP-1R) agonist for the treatment of obesity
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Terns screened more than 20,000 molecular permutations through its proprietary quantitative structure activity relationship (QSAR) model to identify suitable small-molecule scaffolds with potentially improved properties relative to other GLP-1-based approaches
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Terns has identified structures believed to be suitable for oral administration as a single-agent or in combination with other drug candidates within its pipeline

TERN-501: Oral, thyroid hormone receptor-beta (THR-β) agonist for NASH

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In July 2022, Terns initiated dosing in the DUET Phase 2a clinical trial of TERN-501 (THR-β agonist) alone and in combination with TERN-101 (FXR agonist) in approximately 140 adult patients with presumed NASH (NCT05415722)
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Primary endpoint is the relative change from baseline in liver fat content as measured by MRI-PDFF at Week 12 for TERN-501 monotherapy compared with placebo
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Secondary endpoints include assessment of changes in MRI-PDFF (combination vs. placebo) and MRI cT1 (TERN-501 monotherapy vs. placebo as well as 501+101 combination vs. placebo)
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Top-line data expected in the second half of 2023

Key Appointments

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Radhika Tripuraneni, M.D., M.P.H. joined the Company’s Board of Directors in July 2022. Dr. Tripuraneni serves as the Chief Development Officer of Prothena Corporation plc and brings to the Terns Board of Directors more than 15 years of experience in drug development
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Kerry Russell, M.D., Ph.D. joined the Company as Chief Medical Officer in June 2022. Dr. Russell was most recently vice president of late clinical development at Dicerna Pharmaceuticals, Inc. and was previously an associate professor at Yale University School of Medicine for over 13 years

Upcoming Investor Events

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Terns will present at the Canaccord Genuity 42nd Annual Growth Conference on Thursday, August 11, 2022 at 11:30am ET. A live webcast of the event will be available on the investor relations page of the Terns Pharmaceuticals website at http://ir.ternspharma.com. A replay of the webcast will be archived on Terns’ website for 30 days following the presentation

Second Quarter 2022 Financial Results

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Cash Position: As of June 30, 2022, cash, cash equivalents and marketable securities were $139.8 million as compared with $166.0 million as of December 31, 2021. Based on its current operating plan, Terns expects these funds will be sufficient to support its planned operating expenses into 2025, including through the expected proof-of-concept clinical readouts for TERN-701, TERN-601 and TERN-501
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Research and Development (R&D) Expenses: R&D expenses were $8.7 million for the quarter ended June 30, 2022, as compared with $6.0 million for the quarter ended June 30, 2021
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General and Administrative (G&A) Expenses: G&A expenses were $5.4 million for the quarter ended June 30, 2022, as compared with $4.9 million for the quarter ended June 30, 2021
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Net Loss: Net loss was $13.9 million for the quarter ended June 30, 2022, as compared with $10.7 million for the quarter ended June 30, 2021

Terns Pharmaceuticals, Inc.

Condensed Consolidated Statements of Operations

(Unaudited; in thousands except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Operating expenses:
Research and development	$8,662	$5,961	$16,798	$14,696
General and administrative	5,422	4,857	11,111	9,418
Total operating expenses	14,084	10,818	27,909	24,114
Loss from operations	(14,084)	(10,818)	(27,909)	(24,114)
Interest income	214	55	283	66
Other (expense) income, net	(54)	39	(50)	26
Loss before income taxes	(13,924)	(10,724)	(27,676)	(24,022)
Income tax expense	(6)	(14)	(27)	(53)
Net loss	$(13,930)	$(10,738)	$(27,703)	$(24,075)

Net loss per share attributable to common stockholders, basic and diluted	$(0.55)	$(0.43)	$(1.10)	$(1.19)
Weighted average common stock outstanding, basic and diluted	25,304,290	25,109,973	25,286,877	20,162,496

Terns Pharmaceuticals, Inc.

Selected Balance Sheet Data

(Unaudited; in thousands)

	June 30, 2022	December 31, 2021
Cash, cash equivalents and marketable securities	$139,810	$165,982
Total assets	144,860	168,070
Total liabilities	7,644	7,767
Total stockholders’ equity	137,216	160,303

About Terns Pharmaceuticals

Terns Pharmaceuticals, Inc. is a clinical-stage biopharmaceutical company developing a portfolio of small-molecule product candidates to address serious diseases, including oncology, obesity and NASH. Terns’ pipeline includes four clinical stage development programs including a THR-β agonist, an allosteric BCR-ABL inhibitor, an FXR agonist, a VAP-1 inhibitor, and a preclinical small-molecule GLP-1 receptor agonist program. For more information, please visit: www.ternspharma.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements about Terns Pharmaceuticals, Inc. (the “Company,” “we,” “us,” or “our”) within the meaning of the federal securities laws, including those related to the Company’s expectations of timing and potential results of the Company’s clinical trials and other development activities; the potential indications to be targeted by the Company with its small-molecule product candidates; the therapeutic potential of the Company’s small-molecule product candidates; the potential for the mechanisms of action of the Company’s product candidates to be therapeutic targets for their targeted indications; the potential utility and progress of the Company’s product candidates in their targeted indications, including the clinical utility of the data from and the endpoints used in the Company’s clinical trials; the Company’s clinical development plans and activities; the Company’s expectations regarding the profile of its product candidates, including efficacy, tolerability, safety, metabolic stability and pharmacokinetic profile and potential differentiation as compared to other products or product candidates; the Company’s plans for and ability to continue to execute on its current development strategy; and the Company’s expectations with regard to its runway. All statements other than statements of historical facts contained in this press release, including statements regarding the Company’s strategy, future financial condition, future operations, future trial results, projected costs, prospects, plans, objectives of management and expected market growth, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “positioned,” “potential,” “predict,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. The Company has based these forward-looking statements largely on its current expectations, estimates, forecasts and projections about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy and financial needs. In light of the significant uncertainties in these forward-looking statements, you should not rely upon forward-looking statements as predictions of future events. These statements are subject to risks and uncertainties that could cause the actual results and the implementation of the Company’s plans to vary materially, including the risks associated with the initiation, cost, timing, progress, results and utility of the Company’s current and future research and development activities and preclinical studies and clinical trials. In particular, the impact of the COVID-19 pandemic on the Company’s ability to progress with its research, development, manufacturing and regulatory efforts, including the Company’s clinical trials for its product candidates, will depend on future developments that are highly uncertain and cannot be predicted with confidence at this time, such as the ultimate duration of the pandemic, travel restrictions, quarantines, social distancing and business closure requirements in the United States and in other countries, and the effectiveness of actions taken globally to contain and treat the disease. These risks are not exhaustive. For a detailed discussion of the risk factors that could affect the Company’s actual results, please refer to the risk factors identified in the Company’s SEC reports, including but not limited to its Annual Report on Form 10-K for the year ended December 31, 2021 and its Quarterly Report on Form 10-Q for the period ended March 31, 2022. Except as required by law, the Company undertakes no obligation to update publicly any forward-looking statements for any reason.

Contacts for Terns

Investors

Justin Ng

investors@ternspharma.com

Media

Jenna Urban

Berry & Company Public Relations

media@ternspharma.com